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                                                                   EXHIBIT 10.39

                      SECOND AMENDMENT TO PROMISSORY NOTE

     This Amendment (the "Amendment") to the Promissory Note (the "Note") dated November 18, 1993, payable to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), executed by R. Douglas Armstrong, Ph. D. ("Maker"), is dated as of June 30, 1997.

     WHEREAS, Section 3 of the Note provides that all principal and accrued but unpaid interest is due and payable on the third anniversary of the date of the note (i.e. November 18, 1996).

     WHEREAS, the Company previously extended the due date of the Note until June 30, 1997.

     NOW, THEREFORE, the Company hereby amends the Note as follows:

     1. Section 3 of the Note is hereby amended to read in its entirety as follows:

     "The principal and all unpaid accrued interest owing on this Note shall mature and be fully due and payable on June 30, 1998. Maker may prepay any or all of the principal and interest owing on this Note at any time without penalty or premium."

     2. All other provisions of the Note shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its duly authorized officer as of the date set forth above.


                                          AASTROM BIOSCIENCES, INC.


                                          By: /s/ Robert J. Kunze
                                              _____________________
                                              Robert J. Kunze
                                              Chairman of the Board